UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): December 17, 2008
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On January 6, 2009, Valeant Pharmaceuticals International (the “Company”) announced the appointment of Rajiv De Silva as Chief Operating Officer of Specialty Pharmaceuticals. Mr. De Silva’s first date of employment was, and his appointment was effective as of, January 5, 2009.
Biographical and Other Information Regarding Mr. De Silva
Prior to joining the Company, Mr. De Silva, age 42, spent six years at Novartis AG, a pharmaceutical company. His most recent position was President, Novartis Vaccines USA and Head, Vaccines of the Americas. Mr. De Silva held these positions since 2007, during which time he played a key leadership role at Novartis’ Vaccines & Diagnostics Division and served as a member of the Executive Committee of Novartis Vaccines & Diagnostics. From 2005 to 2007, he served as President, Novartis Pharmaceuticals Canada. He originally joined Novartis as Global Head, Strategic Planning for Novartis Pharma AG, in Basel, Switzerland, in 2003.
Prior to his time at Novartis, Mr. De Silva was a partner at McKinsey & Company, a management consulting firm, where he focused his consulting practice on the pharmaceutical industry. During his nine years at McKinsey, he led multiple efforts related to pharmaceutical strategy, sales and marketing, research and development operations, organization design, and mergers and acquisitions.
Employment Arrangements with Mr. De Silva
The Company entered into an employment agreement with Mr. De Silva, dated December 17, 2008 (the “Employment Agreement”), with respect to his employment as Chief Operating Officer of Specialty Pharmaceuticals. There is no specified term relating to Mr. De Silva’s employment and he is an at-will employee.
Under the Employment Agreement, Mr. De Silva will receive a sign-on bonus of $500,000 (which vests ratably over a one-year period) and an annual base salary of $425,000 and is eligible to receive a target annual incentive bonus equal to 60% of annual base salary if certain pre-determined performance goals established at the discretion of the Compensation Committee are achieved (up to 120% of annual base salary if maximum levels of performance are achieved). With respect to Mr. De Silva’s annual incentive bonus for 2009, Mr. De Silva is guaranteed to receive a minimum of $255,000, which is his target bonus, if he is employed when 2009 bonuses are paid in 2010.
By January 5, 2010, Mr. De Silva is required to purchase shares of Company common stock with a minimum value of $425,000, which will be subject to transfer restrictions described in the Employment Agreement. For each share purchased, up to a maximum of $850,000 in shares, Mr. De Silva will receive a restricted stock unit subject to time-based vesting restrictions (the “Matching Units”).
The Employment Agreement also provides that Mr. De Silva will receive restricted share units (“RSUs”) in an amount equal to dividing $350,000 by the Per Share Price on the date that is the later of the date such grant is approved by the Compensation Committee or his first day of employment with the Company (the “Grant Date”). The “Per Share Price” is the average of the closing prices of a share of the Company’s common stock for the twenty trading days prior to the applicable date. The RSUs will vest 33-1/3% on the anniversary of the Grant Date over the next three years provided that Mr. De Silva remains employed with the Company on the applicable vesting date.
In addition, the Employment Agreement provides that Mr. De Silva will receive options to purchase shares of Company common stock with a Black-Scholes value equal to $900,000 on the Grant Date (the “Options”). The Options will vest 25% on the anniversary of the Grant Date over the next four years provided that Mr. De Silva remains employed with the Company on the applicable vesting date.
Under the Employment Agreement, Mr. De Silva will receive a grant of performance share units (“PSUs”) equal to $1,075,000 divided by the Per Share Price on the Grant Date. These PSUs will vest between zero and 300% (three times the initial number of units granted) and be payable on the third or fourth anniversary of the Grant Date, provided that Mr. De Silva remains employed by the Company on the applicable date and the applicable performance thresholds are met.
The Company does not intend to grant Mr. De Silva any further equity or equity-based awards over the next three years.
The Employment Agreement provides that Mr. De Silva’s employment may be terminated by the Company upon his death or disability, or with or without cause, or by Mr. De Silva with or without good reason (as defined in the Employment Agreement). Upon termination by the Company for cause or by Mr. De Silva without good reason, Mr. De Silva receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. De Silva is entitled to immediate vesting of all outstanding Options, Matching Units, RSUs and PSUs (with respect to the PSUs, such vesting will be based on performance through the date of Mr. De Silva’s termination).
Upon termination of Mr. De Silva’s employment by the Company without cause or by Mr. De Silva for good reason, other than in contemplation of or during the 12 months following a change in control (as defined in the Employment Agreement), Mr. De Silva is entitled to a severance payment equal to the sum of (i) his base salary and (ii) his target bonus for the year of his termination. Mr. De Silva is also entitled to any bonus earned but unpaid in respect of any fiscal year preceding the termination date plus any pro-rata bonus for the year of termination based on a target-level bonus and to continuation of employee benefits for 12 months. In addition, upon such event, Mr. De Silva is released from any remaining repayment obligations with his sign-on bonus. All unvested equity awards are forfeited except that a pro-rata portion of the performance shares vest based on actual performance through the date of termination.
Upon a change in control, the performance share units vest based on performance through the date of the change in control and, to the extent not replaced with substitute awards of the acquiring company, all outstanding Options and Matching Units will vest. Upon termination of Mr. De Silva’s employment by the Company without cause or by Mr. De Silva for good reason, either in contemplation of or within 12 months following a change in control, Mr. De Silva is entitled to a severance payment equal to two times the sum of (i) his base salary and (ii) target bonus for the year of his termination. Under these circumstances, Mr. De Silva is also entitled to any bonus earned but unpaid in respect of any fiscal year preceding the termination date plus any pro-rata bonus for the year of termination based on a target-level bonus and to employee benefits for 12 months, and all outstanding RSUs, Options and Matching Units shall vest, to the extent not vested on the change in control.
Other than the terms of Mr. De Silva’s Employment Agreement, Mr. De Silva was not selected pursuant to any arrangement or understanding between Mr. De Silva and any other person. There are no family relationships between Mr. De Silva and the directors or executive officers of the Company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: January 6, 2009	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President, General Counsel

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